UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 31, 2011
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	000-53604 (Commission file number)	98-0619597 (I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland (Address of principal executive offices)	6340 (Zip code)
Registrant’s telephone number, including area code: 41 (41) 761-65-55
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-31306 (Commission file number)	98-0366361 (I.R.S. employer identification number)

Suite 3D Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI (Address of principal executive offices)	KY-1 1206 (Zip code)
Registrant’s telephone number, including area code: (345) 938-0293
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss Corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Island Company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman. Any reference in this filing to “Noble,” “Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman.
Item 8.01 Other Information.
Backlog as of December 31, 2010
     Our contract drilling services backlog consists of commitments we believe to be firm and reflects estimated future revenues attributable to both signed contracts and letters of intent. For a number of reasons, however, including the risk that some customers with letters of intent may not sign definitive drilling contracts, our backlog as of any particular date may not be indicative of our actual operating results for the subsequent periods for which the backlog is calculated.
     As of December 31, 2010, our contract drilling services backlog aggregated $12.69 billion, of which $11.43 billion related to floaters (semisubmersibles, drillships and an FPSO) and $1.26 billion related to non-floaters (jackups and submersibles). Of the total amount of our backlog as of December 31, 2010, approximately 18.5% relates to 2011, 16.2% relates to 2012, 14.4% relates to 2013 and 50.9% relates to periods after 2013.
     Our December 31, 2010 backlog —
•	includes approximately $269 million for potential performance bonuses in Brazil;

•	includes approximately $147 million related to contracts in Mexico that can be canceled on 30 days or less notice; and

•	includes backlog related to our four current U.S. Gulf of Mexico rigs (which excludes the Noble Jim Day, whose drilling contract was terminated by the customer effective December 31, 2010) totaling approximately $1.4 billion, approximately $451 million of which represents backlog for 2011.
     Our December 31, 2010 backlog does not reflect the impact of events occurring subsequent to December 31, 2010, including the previously announced proposed substitution of the Noble Phoenix for the Noble Muravlenko and letter of intent for a newbuild ultra-deepwater drillship with a subsidiary of Royal Dutch Shell plc, which are expected to contribute, on a net basis, approximately $455 million to our backlog.

     Shell and Petroleo Brasileiro S.A. represent approximately 62% and approximately 26%, respectively, of our backlog as of December 31, 2010.
Estimated 2011 Capital Expenditure Budget
     We currently estimate that our total capital expenditures budget for 2011 will be approximately $2.1 billion. Certain portions of this capital expenditures budget remain subject to approval of our board of directors. Our capital expenditures budget for 2011 includes both expenditures under commitments, including shipyard and purchase commitments, and additional expenditures that will generally be spent at our discretion. We may accelerate, delay or cancel certain capital projects, as needed.
Proposed New Revolving Credit Facility
     Noble-Cayman is currently negotiating with certain banks, serving as joint lead arrangers, to enter into an additional revolving credit facility in the first quarter of 2011. If entered into, this additional revolving credit facility is expected to have an initial capacity of $300 million. The facility will then be syndicated to a broader bank group and, subject to certain conditions, have a targeted capacity of $600 million. The facility is expected to mature in 2015 and provide Noble-Cayman with the ability to issue up to $150 million in letters of credit. We expect the covenants and events of default under the proposed additional revolving credit facility to be substantially similar to Noble-Cayman’s existing revolving credit facility, which will remain in place. We also expect the facility to be guaranteed by Noble Holding International Limited and Noble Drilling Corporation, which are indirect wholly owned subsidiaries of Noble-Swiss.
Nigerian Customs Matter
     In November 2010, Noble-Swiss reached a settlement with the U.S. Department of Justice and the Securities and Exchange Commission in connection with their investigation under the United States Foreign Corrupt Practices Act of certain reimbursement payments made by its Nigerian affiliate to customs agents in Nigeria. In January 2011, the Nigerian Economic and Financial Crimes Commission and the Nigerian Attorney General Office initiated an investigation into these same activities. A subsidiary of Noble-Swiss has resolved this matter through the execution of a non-prosecution agreement dated January 28, 2011. Pursuant to this agreement, the subsidiary will pay $2.5 million to resolve all charges and claims of the Nigerian government.
Item 9.01 Financial Statements and Exhibits.
     As previously announced, on July 28, 2010, pursuant to a definitive agreement and plan of merger dated June 27, 2010, we acquired privately held FDR Holdings Limited (“Frontier”). In connection with the acquisition of Frontier, we are filing this Form 8-K to provide the financial statements attached as exhibits hereto and described in this Item 9.01.
     (a) Financial Statements of Businesses Acquired.
     The unaudited consolidated financial statements of Frontier as of and for the six months ended June 30, 2010, and the related notes thereto, are attached hereto as Exhibit 99.1.
     (b) Pro Forma Financial Information.
     The unaudited pro forma condensed combined statement of operations of Noble-Swiss and Noble-Cayman for the nine months ended September 30, 2010, and the related notes thereto, showing the pro forma effect of our acquisition of Frontier and related transactions, are attached hereto as Exhibit 99.2.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Unaudited consolidated financial statements of Frontier as of and for the six months ended June 30, 2010, and the related notes thereto

99.2	—	Unaudited pro forma condensed combined statement of operations of Noble-Swiss and Noble-Cayman for the nine months ended September 30, 2010, and the related notes thereto

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011	Noble Corporation, a Swiss corporation
	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company
	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.		Description

99.1	—	Unaudited consolidated financial statements of Frontier as of and for the six months ended June 30, 2010, and the related notes thereto

99.2	—	Unaudited pro forma condensed combined statement of operations of Noble-Swiss and Noble-Cayman for the nine months ended September 30, 2010, and the related notes thereto

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